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                                                                     Exhibit 8.1

                          SUBSIDIARIES OF BUNGE LIMITED

COUNTRY OF INCORPORATION/ COMPANY NAME

BERMUDA

Bunge Limited
Ceval Holdings Ltd.
Brunello Ltd.
Greenleaf Ltd.
Bunge Finance Ltd.
Serrana Holdings Ltd.
Bunge Global Markets Ltd.
Bunge First Capital Ltd.
Fertimport International Ltd.

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes Internat. Ltd.
Santista International Ltd.
Santista Export Limited
Ceval Export Securitization Ltd.
Ceval International Ltd.
Bunge Trade Limited

DOMINICAN REPUBLIC

Bunge Caribe, S.A.
Distribuidores del Sol S.A.

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COUNTRY OF INCORPORATION/ COMPANY NAME

USA

Bunge Proteins, L.L.C.
Bunge North America, Inc.
Bunge Milling, Inc.
Nutrition Unlimited, Inc.
The Crete Mills, Inc.
Lauhoff Finance Corporation
Bunge Foods Corporation
Richardson & Holland Corporation
Basic Foods, Inc.
Bunge North America (OPD West), Inc.
Bunge Mexico Holdings, Inc.
Bunge Foods Corporation (California)
Bunge Foods Processing, L.L.C.
Bunge Foods Mix, L.L.C.
Bunge North America Capital, Inc.
Bunge MexTrade, L.L.C.
Cereol America, Inc.
Central Soya Company, Inc.
SMRK II Acquisition Corp.
Delphos Terminal Company, Inc.
HSC Nutritional Resources, L.L.C.
CSY Holdings Inc.
CSY Agri-Finance, Inc.
Universal Financial Services, L.P.
Protomed
Batavia Leasing Co.
Produce Grain, Inc.

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COUNTRY OF INCORPORATION/ COMPANY NAME

International Produce, Inc.
Bunge N.A. Holdings, Inc.
Bunge Global Markets, Inc.
Bunge Finance North America, Inc.
Bunge Management Services Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Master Trust
Bunge Limited Finance Corp.

CANADA

Bunge of Canada Ltd.
Central Soya of Canada Ltd.
CF Edible Oils Inc.
Canamera Foods
CF Oils Investments Inc.
LeBlanc & LaFrance Inc.

MEXICO

Controladora Bunge, S.A. de C.V.
Agroproductos Bunge, S.A. de C.V.
Bunge Foods de Mexico, S.A. de C.V.
Harinera La Espiga, S.A. de C.V.
Inmobiliaria A. Gil, S.A.
Inmobiliaria Gilsa, S.A.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Comercial, S.A. de C.V.

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COUNTRY OF INCORPORATION/ COMPANY NAME

ARGENTINA

Terminal Bahia Blanca S.A.
Bunge Argentina S.A.
Terminal 6 S.A.
Terminal 6 Industrial S.A.
Guide S.A.
Fertimport S.A.
Bunge Fertilizantes S.A.
La Plata Cereal

BRAZIL

Fosbrasil S.A.
Serrana Logistica Ltda.
Amoniasul Servicos de Refrigeracao Industrial Ltda.
Bunge Fertilizantes S.A.
Fertilizantes Ouro Verde S.A.
Fosfertil S.A.
Ultrafertil S.A.
Fertifos Adm. Y Participacao S.A.
Macra Administracao Ltd.
Agrisat Solucoes Int. Ltda.
Industria de Fertilizantes de Cubatao Ltda.
Bunge Alimentos S.A.
Santista Ind. Comercial Ltda.
Bunge Armazens Gerais Ltda.
Ceval Centro Oeste S.A.
Terminal de Graneis do Guaruja

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COUNTRY OF INCORPORATION/ COMPANY NAME

Solae Do Brasil Industria e Comercio de Alimentos Ltda.
Fertimport S.A.
Bunge Investimentos & Consultoria Ltda.
Bunge Brasil S.A.
Cereol Do Brasil

URUGUAY

Bunge Uruguay S.A.
Dinelsur Corporation S.A.

AUSTRALIA

Bunge Global Markets Australia Pty. Ltd.

SOUTHEAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.
Bunge Agribusiness Singapore Pte. Ltd.
PT Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Bunge Agribusiness Philippines Inc.
Granis and Industrial Products Trading Pte. Ltd.

CHINA

Bunge International Trading (Shanghai) Co., Ltd.

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COUNTRY OF INCORPORATION/ COMPANY NAME

MAURITIUS

Bunge Mauritius
International Produce Ltd.

INDIA

Geepee Ceval Proteins & Inv. Ltd.
Bunge Agribusiness India Private Limited

UK

Bunge Corporation Ltd.
Bunge UK Limited (BGM)

SPAIN

Bunge Iberica S.A.
Moyresa Molturacion Y Refino S.A.
Esdecasa
Incomisa
Ergansa

FRANCE

Bunge France S.A.S.
Bunge Holdings France S.A.S.
Bunge Investments France S.A.S.
Cereol S.A.
Novaol France
Cereplus
Cereol Participations
Lesieur S.A.

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COUNTRY OF INCORPORATION/ COMPANY NAME

Cereol Trituration
Hoso S.A.
Saipol
Eco Emballages
Gental (Groupe Lesieur)
Central Soya European Proteins
SOGIP
Central Soya European Lecithins France S.A.R.L.

HOLLAND

Koninklijke Bunge B.V.
Bunge Trade Services B.V.
Bevrachtings-Expeditie-En Assurantiekantoor BEVREXAS B.V.
Europroteol B.V.
Central Soya Investments B.V.
Cereol Holding B.V.
Polska Oil Investments B.V.
Cereol Benelux

SWITZERLAND

Bunge S.A.
Oleina Holding S.A.
Cereol International S.A.
Oleina S.A.
Cereol Softseeds S.A.
BU.AR Holding S.A.

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COUNTRY OF INCORPORATION/ COMPANY NAME

GERMANY

Bunge Handelsgesellshaft G.m.b.H.
Natur Energie West G.m.b.H.
CSY Agri Processing Deut. G.m.b.H.
Stern Lecithin Verwaltungs G.m.b.H.
Central Soya European Lecithins G.m.b.H. and Co. Kg.
Cereol Deutschland G.m.b.H.

ITALY

Bunge Global Markets S.p.A.
Cereol Italia S.p.A.
Solgesa S.p.A.
Escercizio Raccordi Terroviari
Agriolio Piu S.R.L.
Central Soya European Lecithins Italia S.p.A.
Novaol S.R.L.

TURKEY

Bunge Gida Ticaret A.S.

HUNGARY

Cereol Novenyolajipari Rt Magyaroszag
Cereol Befektetesi Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

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COUNTRY OF INCORPORATION/ COMPANY NAME

LUXEMBOURG

Bunge Europe S.A.

IRELAND

Eribins Ltd.

AUSTRIA

Novaol Austria
Cereol Beteiligungs G.m.b.H.
Olmuhle G.m.b.H

DENMARK

Central Soya European Protein A/S

UKRAINE

Oleina Suntrade S.E.
Fisaki Silo
DOEP
Oliena Distributors

ROMANIA

SC Unirea S.A.
Cereol Romania S.R.L.

POLAND

Z. T. Kruszwica S.p.

BELGIUM

Afrique Initiatives

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COUNTRY OF INCORPORATION/ COMPANY NAME

BULGARIA

Cereol Bulgaria Food
Kaliakra A.D.
MK Olivia A.D.

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